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                                                                       EXHIBIT j


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 44 to Registration Statement No. 33-46973 on Form N-1A under the Securities Act of 1933, of our report dated December 14, 2001, relating to Payden & Rygel Investment Group, including Limited Maturity Fund, Short Bond Fund, U.S. Government Fund, GNMA Fund, Core Bond Fund (formerly known as Investment Quality Bond Fund), Opportunity Bond Fund (formerly known as Total Return Fund), High Income Fund, Bunker Hill Money Market Fund, Short Duration Tax Exempt Fund, Tax Exempt Bond Fund, California Municipal Income Fund, Growth & Income Fund, Market Return Fund, U.S. Growth Leaders Fund, Small Cap Leaders Fund, Global Short Bond Fund, Global Fixed Income Fund, Emerging Markets Bond Fund, Global Balanced Fund, World Target Twenty Fund, and EurOpportunity Fund (formerly known as European Aggressive Growth Fund), and to the reference to us under the heading "Financial Highlights" in the Prospectus. We also consent to the references to us under the headings "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Chicago, Illinois
February 27, 2002